HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 29th day of June, 2020, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of October 1, 2018 (the "Fund Accounting Agreement"), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Fund Accounting Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to update the Series of the Trust; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit A of the Fund Accounting Agreement are superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Anita Zagrodnik

Printed Name: Anna Marie Lopez	Printed Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

 Exhibit A to the
Amended and Restated Fund Accounting Servicing Agreement

Fund Names

Separate Series of HOTCHKIS & WILEY Funds

Name of Series	Date Added
Hotchkis & Wiley Value Opportunities Fund	12-31-2002
Hotchkis & Wiley Diversified Value Fund	08-24-2004
Hotchkis & Wiley Large Cap Value Fund	10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis & Wiley Small Cap Value Fund	10-19-2001
Hotchkis & Wiley High Yield Fund	03-31-2009
Hotchkis & Wiley Global Value Fund	12-31-2012
Hotchkis & Wiley Small Cap Diversified Value Fund	06-30-2014
Hotchkis & Wiley International Value Fund	12-31-2015
Hotchkis & Wiley International Small Cap Diversified Value Fund	06-30-2020